As filed with the Securities and Exchange Commission on January 15, 2016	Registration No. 333-175493

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NAUGATUCK VALLEY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	01-0969655
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

333 Church Street

Naugatuck, Connecticut 06770

(203) 720-5000

(Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

Naugatuck Valley Financial Corporation 2005 Equity Incentive Plan

(Full Title of the Plan)

Copies to:
William C. Calderara	Aaron M. Kaslow, Esq.
President and Chief Executive Officer	Suzanne A. Walker, Esq.
Naugatuck Valley Financial Corporation	Kilpatrick Townsend & Stockton LLP
333 Church Street	607 14th Street, N.W.
Naugatuck, Connecticut 06770	Washington, DC 20005
(203) 720-5000	(202) 508-5800
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on July 12, 2011 by Naugatuck Valley Financial Corporation, a Maryland corporation (the “Registrant”):

Registration Statement on Form S-8, File No. 333-175493, registering 376,634 shares of common stock, par value $0.01 per share, for issuance under the Naugatuck Valley Financial Corporation 2005 Equity Incentive Plan.

The Registrant intends to terminate and suspend all reporting obligations with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement by deregistering all shares that remain unsold under such Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Naugatuck, State of Connecticut, on this 15th day of January, 2016.

Naugatuck Valley Financial Corporation

By:	/s/ William C. Calderara
William C. Calderara
President and Chief Executive Officer